UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 7, 2005

ACTUANT CORPORATION

(Exact name of Registrant as specified in its charter)

Wisconsin	1-11288	39-0168610
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

6100 North Baker Road

Milwaukee, WI 53209

Mailing address: P.O. Box 3241, Milwaukee, Wisconsin 53201

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (414) 352-4160

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Executive Compensation. On November 7, 2005, the Compensation Committee (the “Committee”) of the Board of Directors of Actuant Corporation (the “Company”) established the following management salaries and fiscal 2006 bonus targets:

Base Salaries

Base salaries, which are effective for calendar year 2006, are as follows:

Name	Functional Area	Base Salary
Robert C. Arzbaecher	Chief Executive Officer	$ 750,000
Andrew G. Lampereur	Executive VP & CFO	$ 345,000
Gustav H.P. Boel	Executive Vice President	$ 275,000
Mark E. Goldstein	Executive VP-Tools & Supplies	$ 385,000
William S. Blackmore	Executive VP-Engineered Solutions	$ 375,000

Fiscal 2006 Bonus Targets

The fiscal 2006 bonus plan for corporate executives (Arzbaecher, Lampereur, Boel) will be based on year-over-year improvement in Actuant’s Consolidated Combined Management Measure (CMM) (80%) and performance against a low cost country sourcing target (10%) and a sales growth target (10%). The fiscal 2006 bonus plan for segment leaders (Goldstein, Blackmore) will be based on year-over-year improvement in segment CMM (60%), year-over-year improvement in Actuant’s consolidated CMM (20%), and performance against a low cost country sourcing target (10%) and a sales growth target (10%).

Supporting Definitions:

Consolidated CMM = Net earnings before interest, taxes, and amortization less Asset Carrying Charge of 20% of net debt, shareholders’ equity and accumulated amortization of intangible assets

Segment CMM = Operating Profit (before amortization) less Asset Carrying Charge of 20% of Net Assets Employed

Net Assets Employed = Net accounts receivable + net inventory + prepaid assets + net fixed assets + other long-term assets (excluding intangible assets) - accounts payable – accrued current liabilities

Bonus Targets:

Name	Functional Area	Bonus Target
Robert C. Arzbaecher	Chief Executive Officer	$ 750,000
Andrew G. Lampereur	Executive VP & CFO	$ 172,500
Gustav H.P. Boel	Executive Vice President	$ 110,000
Mark E. Goldstein	Executive VP-Tools & Supplies	$ 231,000
William S. Blackmore	Executive VP-Engineered Solutions	$ 206,250

The Company will provide additional information regarding compensation of its named executive officers in its Proxy Statement for the Annual Meeting of Shareholders to be held on January 13, 2006. The Proxy Statement is expected to be filed in December 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ACTUANT CORPORATION

(Registrant)

Date: November 10, 2005	By: /s/ Andrew G. Lampereur

Andrew G. Lampereur

Executive Vice President and

Chief Financial Officer